                                                                   EXHIBIT 10.3



                               EXECUTIVE AGREEMENT


         THIS EXECUTIVE AGREEMENT (this "Agreement") entered into as of ______________________, 19____, by and between STAFF LEASING, INC. (the
"Company"), a corporation organized under the laws of the State of Florida, and ____________ (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company has recognized the important contributions made by the Executive to the Company in the past and, to assure that the Company will continue to have the Executive's services available to the Company, desires to provide the Executive with monetary benefits upon certain contingencies;

         NOW, THEREFORE, in consideration of the foregoing, the continued employment of the Executive and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         (a) "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         (b) "Associate" shall mean (1) any corporation, partnership or other organization of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or other estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity which is an Affiliate of such specified person.

         (c) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule is in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group (as hereinafter defined), association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Cause" shall mean conduct of the Executive amounting to fraud, dishonesty, conviction of a felony, gross negligence or willful misconduct.

         (f) "Change of Control" of the Company shall be deemed to have occurred if and when, (1) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors or (2) the Continuing Directors (as hereinafter defined) shall at any time fail to constitute a majority of the members of the Board; provided, however, that the provisions of the foregoing clause (1) shall not apply to the acquisition of securities by any person who, as of ___________, 1997, together with his or its affiliates, is the Beneficial Owner of more than [INSERT NUMBER WHICH IS 20% OF OUTSTANDING SHARES OF COMMON STOCK] shares of Common Stock, $.01 par value per share.

         (g) "Continuing Directors" shall mean the directors who either are members of the Board on the date hereof, or who become members of the Board subsequent to such date and whose election, or nomination for election by the Company's shareholders, was Duly Approved by the Continuing Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as nominee for director, without due objection to such nomination.

         (h) "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

         (i) "Group" shall mean persons who act in concert as described in
Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

         (j) "Trust" shall mean the Trust specifically established for purposes of receipt and payment of the payment provided for in Section 2(c) hereof.


2.       EXECUTIVE'S RIGHTS UPON CHANGE OF CONTROL

         (a) This Agreement shall be effective immediately upon execution of this Agreement by the parties hereto and shall remain in effect so long as the Executive remains employed by the Company and thereafter until all payments to which the Executive is entitled under this Agreement have been made.

         (b) If a Change of Control occurs while the Executive is employed by the Company and if, within eighteen (18) months after the date of a Change of Control, the Executive's employment is terminated involuntarily, or voluntarily by the Executive based on material changes in the nature or scope of the Executive's duties or employment or a reduction of compensation of the Executive made without the Executive's consent, the Executive may, in his sole discretion, give written notice within thirty (30) days after the date of termination of employment to the Secretary of the Company that he intends to exercise his rights hereunder and to receive the payments provided for hereunder (the "Notice of Exercise").

         (c) If the Executive gives a Notice of Exercise to receive the payments provided for hereunder, the Company shall pay to the Trust for the benefit of the Executive, a single cash payment (the "Executive Payment") in an amount which, if paid to the Executive in [EIGHTEEN (18) OR] consecutive equal monthly installments commencing on the date set forth in Section 2(i) hereof, will have a present value equal to the amount by which 299% of the Executive's "base amount" (as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) exceeds the aggregate present value of all other parachute payments (as defined by Section 280G of the Code) received by the Executive. "Present value" shall be determined in accordance with Section 280G(d)(4) of the Code.

         (d) Within thirty (30) days after the date of giving of the Notice of Exercise by the Executive, the Company shall provide written notice to the Executive setting forth the Company's computation of the amount that would be payable pursuant to the Executive's election hereunder, accompanied by the written opinion of the Company's independent certified public accountants confirming the Company's computation. If the Executive takes exception to the Company's computation of such amount, the Executive shall have forty-five (45) days from the date of the giving of the Notice of Exercise to give a further written notice to the Company (the "Notice of Exception") setting forth in reasonable detail the Executive's exceptions to the Company's computation, accompanied by the written opinion of the Executive's tax advisor confirming the basis for such exceptions.

         (e) Forty-five (45) days after the date of giving of the Notice of Exercise by the Executive, the Company shall make the payment provided for in
Section 2(c) hereof unless the Executive has given a Notice of Exception to the Secretary of the Company, in which event, the Company and the Executive shall submit their respective computations and tax opinions to a third tax advisor, mutually agreeable to each, whose determination of the matter shall be final and binding on the Company and the Executive. After such final determination, the Company shall have five (5) business days to make the payment provided for in
Section 2(c).

         (f) The Company shall, within the time periods described in Section 2(e), deliver to the Trust for the benefit of the Executive, its certified or cashier's check in the amount payable pursuant to Section 2(c) and payment of such Executive Payment shall not terminate the Executive's rights to receive any and all other payments, rights or benefits arising pursuant to this Agreement or from any other agreement, plan or policy which by its terms or by operation of law provides for the continuation of such payments, rights or benefits after the termination of the Executive's relationship with the Company.

         (g) The Executive Payment shall be in addition to and shall not be offset or reduced by (1) any other amounts that have accrued or have otherwise become payable to the Executive or his beneficiaries, but not have been paid by the Company at the time the Executive gives the Notice of Exercise including, but not limited to, salary, severance pay, consulting fees, disability benefits, termination benefits, retirement benefits, life and health insurance benefits or any other compensation or benefit payment that is part of any valid previous, current or future contract, plan or agreement, written or oral, and (2) any indemnification payments that may have accrued but not paid or that may thereafter become payable to the Executive pursuant to the provisions of the Company's Certificate of Incorporation, By-laws or similar policy, plan or agreement relating to the indemnification of directors and officers of the Company under certain circumstances.

         (h) The Executive Payment, when paid into the Trust is intended to be tax-deferred until actual receipt of such monies by the Executive. All cost of establishing the Trust, including but not limited to legal fees and trustee fees, shall be the responsibility of and paid by the Company.

         (i) The trustee of the Trust shall hold such monies constituting the Executive Payment and pay installments thereof to the Executive as required hereunder pursuant to the terms of the trust agreement governing the Trust. Beginning on the first day of the first full month after the payment of the Executive Payment to the Trust and for each month thereafter that the Executive remains unemployed, the trustee of the Trust will pay, in cash, to the Executive, at the address set forth for the Executive at the end of this Agreement, a portion of the Executive Payment equal to one-thirtysixth (1/36) of the total Executive Payment, so that the Executive shall receive equal monthly installments of the Executive Payment on the first day of each month of the period he remains so unemployed.

         (j) In the event that the Executive shall accept employment with a person, firm or corporation other than the Company (including becoming self-employed), following the exercise by the Executive of his right to receive the Executive Payment, the Executive shall, within five (5) business days of his acceptance of such new employment, notify the Company and the trustee of the Trust of such re-employment and the amount of compensation to be paid in connection therewith. From and after the date that compensation begins to accrue to the Executive in connection with such new employment, if the Executive's new monthly compensation is less than the amount of the installment of the Executive Payment that would otherwise be due and payable, the Executive shall be entitled to a partial payment of such installment of Executive Payment in an amount equal to the difference between said installment of Executive Payment and the new monthly compensation (the "Compensation Differential"). In the event the Executive's new monthly compensation shall exceed the amount of the installment of Executive Payment due and payable, the difference shall be carried over by the Trustee and deducted from any Compensation Differential to be paid in any subsequent month. The Executive shall deliver to the trustee within fifteen (15) days after the first of each month during the term of this Agreement certification, in the form attached hereto, as to the amount of new monthly compensation received or to which the Executive is entitled for the preceding month. In the event such certification shows a Compensation Differential, within five (5) business days of receipt of such certification, the trustee of the Trust will make the partial payment of the installment of Executive Payment (adjusted as herein provided) to the Executive. The trustee shall return and pay to the Company any portion of an Executive Payment installment for each month not paid to the Executive as provided for herein.

         In the event that during the term of this Agreement the Executive dies, the Executive's legal representative shall be entitled to receive the entire Executive Payment provided for hereunder in the manner and as if the Executive had not died.

3.       EXECUTIVE'S EXPENSES

         All costs and expenses (including reasonable legal, accounting and other advisory fees) incurred by the Executive to (a) defend the validity of this Agreement, (b) contest any determinations by the Company concerning the amounts payable by the Company to the Executive under this Agreement, (c) determine in any tax year of the Executive the tax consequences to the Executive of any amounts payable (or reimbursable) hereunder or (d) prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year which is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of the Company's income tax returns are, upon written demand by the Executive, to be promptly advanced or reimbursed to the Executive or paid directly, on a current basis, by the Company or its successors.

         If at any time during the term of this Agreement or afterwards there should arise any dispute as to the validity, interpretation or application of any term or condition of this Agreement, the Company agrees, upon written demand by the Executive (and the Executive shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Company) promptly to provide sums sufficient to pay on a current basis (either directly or by reimbursing the Executive) the Executive's costs and reasonable attorneys' fees (including expenses of investigation and disbursements for the fees and expenses of experts, etc.) incurred by the Executive in connection with any such dispute or any litigation, regardless of whether the Executive is the prevailing party in such dispute or litigation; provided, that, the court in which such litigation is first initiated determines, with respect to this obligation, upon application of either party hereto, that the Executive did not initiate such litigation frivolously. Under no circumstances shall the Executive be obligated to pay or reimburse the Company for any attorneys' fees, costs or expenses incurred by the Company. The provisions of this subsection shall survive the expiration or termination of this Agreement.


4.       TAX INDEMNITY

         Should any of the payments or reimbursements that are provided for hereunder to be paid to or for the benefit of the Executive or payments or benefits under any other plan, agreement or arrangement between the Executive and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Code Section 4999 or any successor other comparable federal, state or local tax laws, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or any interest or penalties thereon) been paid or incurred by the Executive.

         If the Executive intends to make any payments with respect to any such excise or similar purpose tax as a result of an adjustment to the Executive's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its certified or cashier's check payable in such amount to the Executive within fifteen (15) business days after the Executive notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise tax; provided, however, that the Executive will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that the Executive reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Executive.

         In the event that the Executive intends to file a tax return which takes the position that such excise or similar purpose tax is due and payable, in reliance upon a written opinion of the Executive's tax counsel that it is more likely than not that such excise tax is due and payable, the Executive shall, at least forty-five (45) days in advance of the due date (including extensions) of filing of his tax return, notify and submit to the Company his computations and tax counsel's opinion to such effect. The Company shall have thirty (30) days from its receipt of such notice to examine, along with its tax advisors, the computations and advise the Executive of its recommendation (evidenced by the written opinion of its tax advisors) as to the merits of such a position. The Executive hereby agrees to then file his tax return on the basis of such recommendation. No payment shall be made by the Company pursuant to the indemnification provided for herein unless and until, in the case of the non-audited return circumstance discussed in the immediately preceding two sentences, the notice and computations provided for therein have been timely delivered to the Company.


5.       GENERAL PROVISIONS

         (a) Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect
(1) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (2) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and
(3) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to the Executive's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Executive intended by the Company and Executive in entering into this Agreement, the Company shall promptly negotiate and enter into an agreement with the Executive containing alternative provisions (reasonably acceptable to the Executive), that will restore to the Executive (to the extent legally permissible) substantially the same economic, substantive and income tax benefits the Executive would have enjoyed had any such provision of this Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision of this Agreement.

         (b) Entire Agreement. The Executive acknowledges receipt of a copy of this Agreement (together with any attachments hereto), which has been executed in duplicate and agrees that, with respect to the subject matter hereof, this is the entire agreement with the Company. Any other oral or any written representations, understandings or agreements with the Company or any of its officers or representatives covering the same subject matter which are in conflict with this Agreement hereby are merged into and superseded by the provisions of this Agreement.

         (c) No Set-off. The Company shall have no right of set-off or counterclaim in respect of any debt or other obligation of the Executive to the Company against any payment or other obligation of the Company to the Executive provided for in this Agreement.

         (d) Modification and Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Executive and by a person duly authorized by the Board.

         (e) No Assignment of Compensation. No right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Executive; provided, however, that this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

         (f) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrances, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

         (g) Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         (h) Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida.

         (i) No Assignment of Agreement. This Agreement may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written consent of the Executive and the Company. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of the Company, or by any merger or consolidation wherein the Company is not the surviving entity, or by any transfer of all or substantially all of the Company's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving entity or to the entity to which such assets shall be transferred.

         (j) Interest on Amounts Payable. If any amounts which are required or determined to be paid or payable or reimbursed or reimbursable to the Executive under this Agreement (or after a Change of Control, under any other plan, agreement, policy or arrangement with the Company) are not so paid promptly at the times provided hereon or therein, such amounts shall accrue interest at an annual percentage rate of ten percent (10%) from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Executive until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

         (k) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, by telecopy or when deposited in the U.S. mail, postage prepaid, to the respective addresses set forth on the signature pages of this Agreement, unless a party changes his or its address for receiving notices by giving notice in accordance with this subsection, in which case, to the address specified in such notice.

         (l) Federal Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         IN WITNESS WHEREOF, the parties have executed and delivered this Executive Agreement as of the day and year indicated above.


                                     STAFF LEASING, INC.
                                     600 301 Boulevard West
                                     Suite 202
                                     Bradenton, Florida  34205


                                     By:
                                        --------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                                                         (SEAL)
                                     ------------------------------------
                                     (Executive's Signature)

                                     Executive's Address:

                                  CERTIFICATION


         The undersigned hereby certifies, pursuant to Section 2(j) of the Executive Agreement between STAFF LEASING, INC. and the undersigned dated as of _______________, 19___ (the "Executive Agreement"), that he is entitled to receive $___________ as new employment compensation for the period beginning _________________, 19___ [AND THAT BECAUSE SAID AMOUNT IS LESS THAN THE INSTALLMENT OF EXECUTIVE PAYMENT DUE THE UNDERSIGNED UNDER THE EXECUTIVE AGREEMENT FOR THE SAME PERIOD, THE UNDERSIGNED IS ENTITLED TO RECEIVE THE COMPENSATION DIFFERENTIAL AS PROVIDED IN THE EXECUTIVE AGREEMENT]. [ADD BRACKETED LANGUAGE AS APPROPRIATE.]

         Dated:  _______________________, 19____.



                                             ----------------------------------
                                             Executive